UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2011

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

(353) (1) 234-3136

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 8, 2011, Seagate Technology plc (“Seagate”) received notice from the United States Federal Trade Commission (“FTC”) that the investigation that it had conducted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for Seagate’s pending acquisition of certain assets and assumption of certain liabilities relating to the research and development, manufacture and sale of hard-disk drives of Samsung Electronics Co. Ltd. (“Samsung”) and Samsung’s proposed acquisition of certain voting securities of Seagate pursuant to that certain Asset Purchase Agreement entered into by and among Samsung, Seagate Technology International and Seagate on April 19, 2011 (the “Transaction”) had been closed, and that no further action was warranted by the FTC.

In addition, Seagate received notice from the Chinese Ministry of Commerce (“MOFCOM”) on December 12, 2011 that MOFCOM has conditionally cleared the Transaction.

Seagate expects the Transaction to close prior to December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Patrick J. O’Malley
Patrick J. O’Malley Executive Vice President and Chief Financial Officer

Date:  December 12, 2011